UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2011

ELLIE MAE, INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-35140	94-3288780
(Commission File Number)	(IRS Employer Identification Number)

4155 Hopyard Road, Suite 200

Pleasanton, California 94588

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (925) 227-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 12, 2012, Ellie Mae, Inc. and SavingStreet, LLC (formerly New Casa 188, LLC), or SavingStreet, entered into Amendment No. 3 to the Amended Strategic Relationship Agreement between the parties in order to, among other things, engage Exito Consulting LLC, or Exito, to provide certain marketing and sales services and assist in the market validation of a borrower retention service to Encompass users. Ellie Mae has agreed to pay Exito $12,000 per month in arrears for services performed beginning in November 1, 2011 through February 29, 2012. In the event that, at the end of the engagement of Exito, Ellie Mae deems in its sole discretion that such a borrower retention service is not beneficial (financially or otherwise) to Ellie Mae, Ellie Mae will have the right to terminate, at any time, any and all agreements and arrangements with SavingStreet. Carl Buccellato, who is a member of Ellie Mae’s board of directors, is the chief executive officer of SavingStreet and owns 32% of the membership interests of SavingStreet. A general manager of SavingStreet has ownership interests in Exito.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment No. 3 to the Amended Strategic Relationship Agreement, effective as of November 1, 2011, between Ellie Mae, Inc. and SavingStreet, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 13, 2011	ELLIE MAE, INC.

	By:	/s/ Edgar A. Luce

Name:	Edgar A. Luce
Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 3 to the Amended Strategic Relationship Agreement, effective as of November 1, 2011, between Ellie Mae, Inc. and SavingStreet, LLC.